Exhibit 99.1

STR HOLDINGS RECEIVES NONCOMPLIANCE NOTICE FROM NYSE FOR $1.00 STOCK PRICE RULE

Enfield, Conn. — August 12, 2015 — STR Holdings, Inc. (NYSE: STRI) (“STR” or the “Company”) today announced that it received notice from the New York Stock Exchange (“NYSE”) that the Company has become non-compliant with a continued listing standard that requires its stock price to remain at or above $1.00 per share.

The average closing price of the Company’s common stock over the 30 trading day period ended August 5, 2015 was less than $1.00 per share, as required by NYSE rules. To regain compliance with NYSE rules, the share price and average share price must achieve a price of at least $1.00 per share within six months following receipt of notification of non-compliance or the NYSE will commence suspension and delisting proceedings.

In order to achieve and sustain compliance with the $1.00 stock price requirement, the Company will continue to seek to improve its financial performance and prospects, including through the execution of synergies with its strategic partner, Zhenfa New Energy Group Co., Ltd., and the exploration of strategic alternatives in the more profitable downstream solar sector.   As such, the Company does not currently contemplate effecting a reverse stock split.

About STR Holdings, Inc.

STR Holdings, Inc. is a provider of encapsulants to the photovoltaic module industry. Further information about STR Holdings, Inc. can be obtained via the Company’s website at www.strsolar.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties. These forward-looking statements present the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business.   The Company’s encapsulant business remains challenging and there can be no assurance that the Company will be able to realize significant synergies from its Zhenfa transaction, be successful in exploring other strategic opportunities, or otherwise be successful in regaining compliance with NYSE listing requirements, including if the Company later seeks to effect a reverse stock split. Other risks and uncertainties relating to the Company’s business  include, but are not limited to, the statements regarding the following: (1) incurring substantial losses for the foreseeable future and the Company’s inability to achieve or sustain profitability in the future; (2) the potential impact of pursuing strategic alternatives, including dissolution and liquidation of our Company; (3) our reliance on a single product line; (4) our securing sales to new customers, growing sales to existing key customers and increasing our market share, particularly in China; (5) customer concentration in our business and our relationships with and dependence on key customers; (6) the outsourcing arrangements and reliance on third parties for the manufacture of a portion of our encapsulants; (7) technological changes in the solar energy industry or our failure to develop and introduce or integrate new technologies could render our encapsulants uncompetitive or obsolete; (8) competition; (9) excess capacity in the solar supply chain; (10) demand for solar energy in general and solar modules in particular; (11) our operations and assets in China being subject to significant political and economic uncertainties; (12) limited legal recourse under the laws of China if disputes arise; (13) our ability to adequately protect our intellectual property, particularly during the outsource manufacturing of our products in China; (14) our lack of credit facility and our inability to obtain credit; (15) a significant reduction or elimination of government subsidies and economic incentives or a change in government policies that promote the use of solar energy, particularly in China and the United States; (16) volatility in commodity costs; (17) our customers’ financial profile causing additional credit risk on our accounts receivable; (18) our dependence on a limited number of third-party suppliers for raw materials for our encapsulants and other significant materials used in our process; (19) potential product performance matters and product liability; (20) our substantial international operations and shift of business focus to emerging markets; (21) the impact of changes in foreign currency exchange rates on financial results, and the geographic distribution of revenues; (22) losses of financial incentives from government bodies in certain foreign jurisdictions; (23) compliance with the Continued Listing Criteria of the NYSE; (24) the ability to realize synergies from the transaction with Zhenfa Energy Group Co., Ltd., and (25) the other risks and uncertainties described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent periodic reports on Form 10-K, 10-Q and 8-K. You are urged to carefully review and consider the disclosure found in our filings which are available on http://www.sec.gov or http://www.strsolar.com. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, actual results may vary materially from those projected in these forward-looking statements. We undertake no obligation to publicly update any forward-looking statement contained in this press release whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

STR Holdings, Inc.

Joseph C. Radziewicz

Vice President and Chief Financial Officer

+1 (860) 265-1247

joseph.radziewicz@strholdings.com